UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2017

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On December 5, 2017, the Board of Directors (the “Board”) of Ormat Technologies, Inc. (the “Company”) and the Compensation Committee of the Board (the “Committee”) rescinded and voided the grant of 243,300 stock appreciation rights and 34,500 restricted stock units, comprising all of the equity incentive awards granted on November 7, 2017 to the Chief Executive Officer of the Company (the “CEO”) pursuant to the Company’s Amended and Restated 2012 Incentive Compensation Plan (the “Plan”). This was done because the grant and the awards exceeded the annual limit for 2017 under the terms of the Plan.

In voiding and rescinding the stock appreciation rights and restricted stock units, the Board reaffirmed its full support for, and its trust and confidence in, the CEO and his leadership of the Company and the significant contributions of the CEO and his management team to the Company. The Committee and the Board also reaffirmed their support for the overall level of the equity incentives contemplated in the awards granted on November 7 in relation to peer and benchmark information as well as the best interests of the Company. In this regard, the Committee and the Board are working to finalize a new employment agreement with the CEO, and in connection therewith intend to evaluate alternatives and provide appropriate equity incentive compensation awards to the CEO at similar or comparable levels taking into account all relevant factors.

The Company does not believe that there should be any material corporate, or personal tax liability arising solely as a result of the matters described above; however, in the event there is tax payable by the CEO, the Company has agreed to indemnify the CEO for any personal U.S. or Israel tax liabilities or expenses arising solely as a result of these matters. In either case, should taxes be payable in connection with these matters, the Company does not expect the amount thereof to be material to the financial condition, results of operations or prospects of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By	/s/ Doron Blachar
Name: Doron Blachar
Title: Chief Financial Officer

Date: December 6, 2017